Exhibit 99.1

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Consent of Person About to Become a Director

Pursuant to Rule 438 under the Securities Act of 1933, as amended (the "Securities Act"), the undersigned hereby consents to be named as a person that "will become a non-executive director effective December 1, 2003" of Wolseley plc (the "Registrant"), as indicated in the Annual Report on Form 20-F of the Registrant for the year ended July 31, 2003, incorporated by reference in the Registration Statement on Form S-8 of the Registrant, to be filed with the Securities and Exchange Commission pursuant to the Securities Act.

	By:	/s/ Nigel Stein
	Name	Nigel Stein

November 24, 2003